TERRAFORM POWER Q4 2017 Supplemental Three and Twelve Months Ended December 31, 2017 Information

2 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, or developments that TerraForm Power expects or anticipates will occur in the future are forward-looking statements. They may include estimates of cash available for distribution (CAFD), dividend growth, cost savings initiatives, earnings, adjusted EBITDA, revenues, income, loss, capital expenditures, liquidity, capital structure, future growth, and other financial performance items (including future dividends per share), descriptions of management’s plans or objectives for future operations, products, or services, or descriptions of assumptions underlying any of the above. Forward-looking statements provide TerraForm Power’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made. Although TerraForm Power believes its expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, risks related to: risks related to the transition to Brookfield Asset Management Inc. sponsorship, including our ability to realize the expected benefits of the sponsorship; risks related to wind conditions at our wind assets or to weather conditions at our solar assets; risks related to the effectiveness of our internal controls over financial reporting; pending and future litigation; the willingness and ability of counterparties to fulfill their obligations under offtake agreements; price fluctuations, termination provisions and buyout provisions in offtake agreements; our ability to enter into contracts to sell power on acceptable prices and terms, including as our offtake agreements expire; our ability to compete against traditional and renewable energy companies; government regulation, including compliance with regulatory and permit requirements and changes in tax laws, market rules, rates, tariffs, environmental laws and policies affecting renewable energy; risks related to the proposed relocation of the Company’s headquarters; the condition of the debt and equity capital markets and our ability to borrow additional funds and access capital markets, as well as our substantial indebtedness and the possibility that we may incur additional indebtedness going forward; operating and financial restrictions placed on us and our subsidiaries related to agreements governing indebtedness; risks related to the expected timing and likelihood of completion of the tender offer for the shares of Saeta Yield, S.A., including the timing or receipt of any governmental approvals; risks related to our financing of the tender offer for the shares of Saeta Yield, S.A., including our ability to issue equity on terms that are accretive to our shareholders and our ability to implement our permanent funding plan; our ability to successfully identify, evaluate and consummate acquisitions; and our ability to integrate the projects we acquire from third parties, including Saeta Yield, S.A., or otherwise and realize the anticipated benefits from such acquisitions. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data, or methods, future events, or other changes, except as required by law. The foregoing list of factors that might cause results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties, which are described in our Annual Report on Form 10-K, as well as additional factors we may describe from time to time in other filings with the SEC. We operate in a competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and you should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

3 2017 HIGHLIGHTS Activities Highlights • Closed merger transaction with Brookfield, TERP’s new sponsor and 51% owner who provides executive leadership, business development resources, and operational and capital markets support • Closed a $350 million term loan and a $1.2 billion senior note offering to repay outstanding holdco and corporate debt, yielding ~$21 million in interest savings annually and simplifying capital structure • In early February 2018, we upsized our corporate revolving credit facility to $600 million, TERP now has over $1 billion of liquidity under committed facilities • Announced offer to acquire 100% of Saeta Yield, a leading, publicly-listed European owner and operator of wind and solar assets, located primarily in Spain. The transaction is expected to be 24% accretive to CAFD per share on a 2017 pro forma basis, and accelerates the deleveraging of our corporate debt to cash flow ratio towards our long- term goal of 4x – 5x • Declared quarterly dividend of $0.19 per share, or $0.76 per share on an annualized basis – a 6% increase over previous guidance

Exhibit 99.2

2017 HIGHLIGHTS (continued)

7,167 GWh
Generation

$88 million
CAFD

~$855 million
Corporate Liquidity

Key Performance Metrics

(MILLIONS, EXCEPT AS NOTED)		Twelve months ended Dec 31 2017		2016
Total generation (GWh)[1]		7,167		7,373
Net income (loss)	$	(233)	$	(242)
Adjusted EBITDA[2]		443		479
CAFD[2]		88		152
Earnings (loss) per share[2]	$	(1.65)	$	(1.47)
CAFD per share[2][3]	$	0.59	$	1.08

(1) Adjusted for sale of our UK solar and Residential portfolios.

(2) Non-GAAP measures. See "Calculation and Use of Non-GAAP Measures" and "Reconciliation of Non-GAAP Measures" sections. Adjusted for sale of our UK solar and Residential portfolios.

(3) Loss per share calculated on weighted average basic and diluted Class A shares outstanding. CAFD per share calculated on shares outstanding of Class A common stock and Class B common stock on December 31. For twelve months ended December 31, 2017, Class A common stock shares outstanding totaled 148.1 million (2016: 92.2 million). For twelve months ended December 31, 2017, there is no Class B common stock shares outstanding (2016: 48.2 million).

Key Balance Sheet Metrics

(IN $ MILLIONS)	Dec 31 2017	Dec 31 2016
Corporate liquidity	855	512
Total long-term debt	3,643	4,004
Total capitalization[1]	6,071	6,902

(1) Total capitalization is comprised of total stockholders' equity, redeemable non-controlling interests, and Total long-term debt.

Performance Highlights

- Our portfolio performed slightly below expectations, delivering adjusted EBITDA and CAFD of $443 million and $88 million
  - Adjusted EBITDA $36 million down mainly due to lower revenue driven by lower resource, and higher costs due largely to the presence of SunEdison sponsor subsidies in 2016
  - CAFD $64 million down due to lower Adjusted EBITDA, higher debt service driven by our Canadian project financing, and higher distributions to non-controlling interests. Project defaults led to fewer distributions to non-controlling interests in 2016
- Total generation in 2017 of 7,167 GWh, ~3% lower than 2016 primarily due to lower resource across the fleet. We experienced solid fleet availability of approximately 97%, with room for further improvement as we implement our operations strategy
- Net loss was broadly flat with 2016 as both years impacted by extraordinary items
- Robust liquidity with over $850 million of corporate liquidity available to fund growth

4

5 Our Business TerraForm Power’s goal is to own and operate high quality solar and wind generation assets in North America and Western Europe Performance Targets and Key Measures • Our objective is to deliver an attractive risk adjusted return in the range of 12% per annum to our shareholders • Expect to generate total return from an attractive dividend backed by stable cashflow from our assets and target 5-8% annual dividend per share increase that is sustainable over the long term • We target a dividend payout of 80-85% of CAFD • Over the next five years, expect growth to be driven primarily by cost savings and organic investments • Opportunistic, value-oriented acquisitions expected to provide upside to our business plan • Growth in CAFD per unit is a key performance metric as it is a proxy for our ability to increase distributions

6 20+ years 15% 15-20 years 28% 10-15 years 39% <10 years 18% Our Operations Owner and operator of a 2,606 MW diversified portfolio of high-quality solar and wind assets, primarily in the US, underpinned by long-term contracts Solar Wind Total US 894 MW 1,453 MW 2,347 MW International 181 MW 78 MW 259 MW Total 1,075 MW 1,531 MW 2,606 MW Solar 67% Wind 33% 2.6 GW Fleet Large Scale Portfolio Diversified by Technology1 Long-Term Offtake Contract1 1. Weighted on 2017 project CAFD. Average ~14 Years Remaining

7 Selected Income Statement and Balance Sheet Information The following tables present selected income statement and balance sheet information by operating segment: Income Statement Balance Sheet 2017 2016 2017 2016 3 (50) 128 25 (5) (8) (50) (28) (139) (77) (311) (239) $ (141) $ (135) $ (233) $ (242) 46 48 261 270 61 66 212 227 (8) (4) (30) (18) $ 99 $ 110 $ 443 $ 479 1 7 149 176 19 22 72 86 (24) (22) (133) (110) $ (4) $ 7 $ 88 $ 152 Three months ended Tw elve months ended Dec 31 Dec 31 (MILLIONS, UNLESS NOTED) Net income (loss) Solar Wind Corporate Total Adjusted EBITDA Solar Wind Corporate Total Total CAFD Solar Wind Corporate 2,897 3,596 3,401 3,609 89 501 $ 6,387 $ 7,706 1,145 1,585 884 1,379 1,929 1,844 $ 3,958 $ 4,808 1,752 2,011 2,517 2,230 (1,840) (1,343) $ 2,429 $ 2,898 Solar Wind Corporate Total Total Total Equity and NCI Solar Wind Corporate Total Total Liabilities Solar Wind Corporate As of (MILLIONS) Dec 31, 2017 Dec 31 2016 Total Assets

8 Operating Segments

9 Solar The following table presents selected key performance metrics for our Solar segment: Overview • 1,075 MW of net capacity • 515 Sites in diverse geographies • Average remaining PPA life of 17 years • Average offtaker credit rating of Aa3 • Diverse mix of high quality modules Contracted cash flows • Utility scale – generation contracted by investment grade counterparties (such as state utilities) • Distributed generation – generation contracted by investment grade public offtakers (municipalities, universities, schools, hospitals), commercial and industrial offtakers or utilities 2017 2016 2017 2016 361 342 1,786 1,874 $ 3 $ (50) $ 128 $ 25 $ 46 $ 48 $ 261 $ 270 $ 1 $ 7 $ 149 $ 176 (1) Adjusted for sale of our UK solar and Residential portfolios. (MILLIONS, UNLESS NOTED) CAFD (1) Adjusted EBITDA (1) Net income (loss) Generation (GWh) (1) Three months ended Tw elve months ended Dec 31 Dec 31

Exhibit 99.2

Solar (continued)

The following table presents our Solar segment's financial results:

(MILLIONS, UNLESS NOTED)	Twelve months ended Dec 31 2017		2016
Adjusted revenue		314	318
Direct operating costs		(53)	(48)
Adjusted EBITDA	$	261	$ 270
Cash interest payments		(60)	(74)
Principal repayments		(46)	(41)
Distributions to NCI		(14)	(6)
Sustaining capital expenditures		-	-
Adjustment for asset sales[1]		-	18
Other		8	9
CAFD	$	149	$ 176
Adjusted EBITDA		261	270
Interest expense		(71)	(97)
Income taxes		-	-
Depreciation and amortization		(117)	(123)
Other		55	(25)
Net income (loss)	$	128	$ 25

(1) Adjusted debt payments for sale of UK portfolio

Performance Highlights

- Adjusted EBITDA and CAFD were $261 million and $149 million, respectively, versus $270 million and $176 million, respectively, in the prior year
  - Adjusted EBITDA was down $9 million due to lower resource in 2017, and higher costs related to removal of SunEdison sponsor subsidies
  - CAFD was down $27 million due to lower adjusted EBITDA, higher debt service driven by our Canadian project financing, and higher distributions to non-controlling interests. Project defaults led to fewer distributions to non-controlling interests in 2016
- Net income of $128 million was $103 million higher than 2016 primarily due to goodwill impairment in 2016, and a gain related to the sale of UK assets in 2017

10

11 Wind Overview • 1,531 MW of net capacity • 18 Sites in diverse geographies • Average remaining PPA life of 11 years • Average offtaker credit rating of A1 • Recently constructed assets (average 5 years old) with primarily top tier turbines Contracted cash flows • Substantially all generation is contracted with investment grade counterparties, such as state utilities or financial institutions The following table presents selected key performance metrics for our Wind segment: 2017 2016 2017 2016 1,491 1,528 5,381 5,499 $ (5) $ (8) $ (50) $ (28) $ 61 $ 66 $ 212 $ 227 $ 19 $ 22 $ 72 $ 86CAFD Three months ended Tw elve months ended Dec 31 Dec 31 (MILLIONS, UNLESS NOTED) Generation (GWh) Net income (loss) Adjusted EBITDA

12 Wind (continued) The following table presents our Wind segment’s financial results: Performance Highlights • Adjusted EBITDA and CAFD were $212 million and $72 million, respectively, versus $227 million and $86 million, respectively, in the prior year o Adjusted EBITDA decreased $15 million from prior year, primarily due to lower resource and slightly higher costs. Though our fleet availability was in-line with expectations, wind resource was ~2% below 2016 o CAFD was $14 million lower than 2016 due to the above noted impacts to Adjusted EBITDA • Net loss was ($50) million, $22 million lower than 2016, due to lower Adjusted EBITDA, higher depreciation and amortization, offset by lower interest expense due to refinancing of the MidCo term loan with corporate level debt 2017 2016 312 321 (100) (94) $ 212 $ 227 (74) (76) (53) (51) (16) (17) Sustaining capital expenditures (8) (9) 11 12 $ 72 $ 86 212 227 (77) (86) - - (168) (159)- - (17) (10) $ (50) $ (28) Tw elve months ended Dec 31 (MILLIONS, UNLESS NOTED) Adjusted revenue Direct operating costs Adjusted EBITDA Cash interest payments Principal repayments Distributions to NCI Other Other Net income (loss) CAFD Adjusted EBITDA Interest expense Income taxes Depreciation and amortization

13 Corporate The following table presents our Corporate segment’s financial results: Performance Highlights • Direct operating costs were higher primarily due to SunEdison sponsor subsidies in 2016 • Interest payments decreased versus 2016 primarily due to lower average revolver borrowings • Net loss of ($311) million was higher primarily due to extraordinary expenses related to refinancing our corporate debt and costs associated with SunEdison Bankruptcy and Brookfield transaction 2017 2016 - 3 (30) (21) $ (30) $ (18) (3) - (100) (100) Other - 8 $ (133) $ (110) (30) (18) (114) (127) 23 - (2) (2)- (188) (92) $ (311) $ (239) Management fees Income taxes Depreciation and amortization Other Net Income Cash interest payments CAFD Adjusted EBITDA Interest expense (MILLIONS, UNLESS NOTED) Direct operating costs Adjusted EBITDA Settled FX gain / (loss) Tw elve months ended Dec 31

14 We operate with sufficient liquidity to enable us to fund expected growth initiatives, capital expenditures, and distributions, and to provide protection for any sudden adverse changes in economic circumstances or short-term fluctuations in generation. Principal sources of liquidity are cash flows from operations, our credit facilities, up-financings of subsidiary borrowings and proceeds from the issuance of securities through public markets. Corporate liquidity and available capital were $855 million and $1,015 million, respectively as at December 31, 2017: Liquidity 1 $ 47 $ 478 21 29 Cash available to corporate 68 507 Authorized credit facilities 450 625 Draws on credit facilities (60) (552) Commitments under revolver (103) (69) Undrawn Sponsor Line 500 - 787 4 $ 855 $ 511 60 58 97 118 3 4 $ 1,015 $ 691 Dec 31 2017 Dec 31 2016 Corporate liquidity Other project-level unrestricted cash Project-level restricted cash Project-level credit commitments, unissued Available capital (MILLIONS) Unrestricted corporate cash Project-level distributable cash Credit facilities Available portion of credit facilities

Exhibit 99.2

Maturity Profile

We finance our assets primarily with project level debt that generally has long-term maturities that amortize over the contract life, few restrictive covenants and no recourse to either TerraForm Power or other projects.

We have long-dated, staggered debt maturities. With the repayment of our non-recourse portfolio term loan with proceeds from the issuance of the senior secured term loan issued in November, we have no meaningful maturities over the next five years.

The following table summarizes our scheduled principal repayments, overall maturity profile and average interest rates associated with our borrowings over the next five years:

(MILLIONS)	Weighted Average Life	2018	2019	2020	2021	2022	Thereafter	Total	Weighted Average Interest Rate
Principal Repayments									
Corporate borrowings									
Notes	7.9	$ -	$ -	$ -	$ -	$ -	$ 1,500	$ 1,500	5.1%
Term Loan	4.9	4	4	4	4	336	-	350	4.1%
Revolver [(1)]	3.8	60	-	-	-	-	-	60	4.4%
Total corporate	7.2	64	4	4	4	336	1,500	1,910	4.9%
Non-recourse debt									
Utility scale	15.3	36	38	42	44	46	680	886	5.7%
Distributed generation	8.8	11	20	10	10	6	43	99	6.8%
Solar	14.6	47	57	51	54	53	723	985	5.8%
Wind	9.1	52	50	51	51	208	336	748	5.5%
Total non-recourse	12.2	99	107	102	105	261	1,059	1,733	5.7%
Total borrowings	9.6	$ 163	$ 111	$ 106	$ 109	$ 597	$ 2,559	$ 3,643	5.3%
		4%	3%	3%	3%	16%	70%		

(1) Revolver is classified as current in 2018 because the majority has been paid off in 1Q 2018. The remaining balance and future borrowings are eligible to be rolled over for the duration of facilities' term

15

16 Our portfolio has a weighted-average remaining contract duration of ~14 years. Over the next five years, contracts accounting for 10% of our expected generation expire. We are focused on securing long-term contracts to the extent these contracts expire. The majority of our long-term power purchase agreements are with investment-grade counterparties. The composition of our contracted generation under power purchase agreements is comprised of: • Public utilities: 70% • Financial institutions: 21% • Commercial and industrial customers: 5% • Government institutions: 4% The following table sets out our contracted generation over the next five years as a percentage of expected generation. We currently have a contracted profile of approximately 95% of future generation and our goal is to maintain this profile going forward. Contract Profile For the Year ended December 31 2018 2019 2020 2021 2022 Contracted Solar 100% 100% 100% 100% 100% Wind 93% 91% 86% 82% 80% TERP 95% 93% 90% 86% 85% Uncontracted Wind 7% 9% 14% 18% 20% TERP 5% 7% 10% 14% 15%

17 Quarterly Performance

Exhibit 99.2

Q4 2017 HIGHLIGHTS

1,852 GWh
Generation

($4) million
CAFD

~$855 million
Corporate Liquidity

Key Performance Metrics

(MILLIONS, EXCEPT AS NOTED)		Three months ended Dec 31 2017		2016
Total generation (GWh)[1]		1,852		1,870
Net income (loss)	$	(141)	$	(135)
Adjusted EBITDA[2]		99		110
CAFD[2]		(4)		7
Earnings (loss) per share[2]	$	(0.82)	$	(0.94)
CAFD per share[2][3]	$	(0.03)	$	0.05

(1) Adjusted for sale of our UK solar and Residential portfolios.

(2) Non-GAAP measures. See "Calculation and Use of Non-GAAP Measures" and "Reconciliation of Non-GAAP Measures" sections. Adjusted for sale of our UK solar and Residential portfolios.

(3) Loss per share calculated on weighted average basic and diluted Class A shares outstanding. CAFD per share calculated on shares outstanding of Class A common stock and Class B common stock on December 31. For twelve months ended December 31, 2017, Class A common stock shares outstanding totaled 148.1 million (2016: 92.2 million). For twelve months ended December 31, 2017, there is no Class B common stock shares outstanding (2016: 48.2 million).

Key Balance Sheet Metrics

(IN $ MILLIONS)	Dec 31 2017	Dec 31 2016
Corporate liquidity	855	512
Total long-term debt	3,643	4,004
Total capitalization[1]	6,071	6,902

(1) Total capitalization is comprised of total stockholders' equity, redeemable non-controlling interests, and Total long-term debt.

Performance Highlights

- Our portfolio performed slightly above expectation, delivering adjusted EBITDA and CAFD of $99 million and ($4) million
- Represents a $11 million decrease for both adjusted EBITDA and CAFD largely due to unusually low costs in 4Q 2016 in part driven by SunEdison sponsor subsidies
- Total generation for the quarter of 1,852 GWh broadly in line with 4Q 2016. Good fleet availability of approximately 96%, with room for further improvement as we implement our operations strategy
- Net loss was broadly flat as 4Q of both years impacted by extraordinary items
- In 2018, debt service and maintenance capex will be reported on an annualized basis within CAFD, which will provide a more meaningful quarterly view of business performance and our ability to pay dividends

18

Exhibit 99.2

TerraForm Power

Solar (Q4 2017)

The following table presents our Solar segment's financial results:

(MILLIONS, UNLESS NOTED)		Three months ended Dec 31 2017		2016
Adjusted revenue		**58**		53
Direct operating costs		**(12)**		(5)
Adjusted EBITDA	**$**	**46**	$	48
Cash interest payments		**(25)**		(31)
Principal repayments		**(17)**		(19)
Distributions to NCI		**(4)**		-
Sustaining capital expenditures		**-**		-
Adjustment for asset sales[1]		**-**		8
Other		**1**		1
CAFD	**$**	**1**	$	7
Adjusted EBITDA		**46**		48
Interest expense		**(15)**		(8)
Income taxes		**-**		-
Depreciation and amortization		**(29)**		(27)
Other		**1**		(63)
Net income (loss)	**$**	**3**	$	(50)

(1) Adjusted debt payments for sale of UK portfolio

Performance Highlights

- 4Q is a period where seasonally low production for our solar fleet is matched with high year-end debt payments
- Adjusted EBITDA and CAFD were $46 million and $1 million, respectively, versus $48 million and $7 million, respectively, in 4Q 2016
  - Adjusted EBITDA was down $2 million due to timing of costs versus 4Q 2016, partially offset by higher revenue primarily in Utility Solar, where production was favorable 10%
  - CAFD was down $6 million due to lower adjusted EBITDA and due to higher distributions to non-controlling interests. Project defaults led to few distributions to non-controlling interests in 4Q 2016
- Net income of $3 million was $53 million higher than prior year primarily due to goodwill impairment in 4Q 2016

19

Exhibit 99.2

TerraForm Power

Wind (Q4 2017)

The following table presents our Wind segment's financial results:

(MILLIONS, UNLESS NOTED)		Three months ended Dec 31 2017		2016
Adjusted revenue		90		87
Direct operating costs		(29)		(21)
Adjusted EBITDA	$	61	$	66
Cash interest payments		(23)		(23)
Principal repayments		(17)		(15)
Distributions to NCI		(3)		(4)
Sustaining capital expenditures		-		(2)
Other		1		-
CAFD	$	19	$	22
Adjusted EBITDA		61		66
Interest expense		(12)		(22)
Income taxes		-		-
Depreciation and amortization		(42)		(48)
Other		(12)		(4)
Net income (loss)	$	(5)		(8)

Performance Highlights

- 4Q marks the beginning of the seasonal high period of the year for our wind segment
- Adjusted EBITDA and CAFD were $61 million and $19 million, respectively, versus $66 million and $22 million, respectively, in 4Q 2016
  - Adjusted EBITDA decreased $5 million from 4Q 2016, primarily due to timing of expenses. Though our fleet availability was in-line with expectations, wind resource was ~3% below average
  - CAFD was $3 million lower than 4Q 2016 due to the above noted impacts to Adjusted EBITDA
- Net loss for the quarter was ($5) million, an improvement of $3 million driven by lower interest expense due to refinancing of the MidCo term loan with corporate level debt, offset by a loss on extinguishment of debt related to the Midco term loan refinancing and other non-cash or non-operating items

20

21 Corporate (Q4 2017) The following table presents our Corporate segment’s financial results: Performance Highlights • Direct operating costs were higher primarily due to SunEdison sponsor subsidies received in 4Q 2016 • Interest payments decreased versus 4Q 2016 primarily due to lower average revolver borrowings • Net loss of ($139) million was higher primarily due to extraordinary expenses related to refinancing our corporate debt and costs associated with the Brookfield transaction 2017 2016 - 1 (8) (5) $ (8) $ (4) (3) - (13) (18) Other - -- $ (24) $ (22) (8) (4) (28) (37) 18 3- - - (1)- - (121) (38) $ (139) $ (77) Management fees Income taxes Depreciation and amortization Other Net Income Cash interest payments CAFD Adjusted EBITDA Interest expense (MILLIONS, UNLESS NOTED) Direct operating costs Adjusted EBITDA Settled FX gain / (loss) Three months ended Dec 31

22 Reconciliation of Non-GAAP Measures

Reconciliation of Non-GAAP Measures for the Three and Twelve Months Ended December 31

Exhibit 99.2

TerraForm POWER

(MILLIONS, EXCEPT AS NOTED)	Three Months Ended December 31, 2017				Three Months Ended December 31, 2016				Twelve Months Ended December 31, 2017				Twelve Months Ended December 31, 2016			
	Solar	Wind	Corp	Total	Solar	Wind	Corp	Total	Solar	Wind	Corp	Total	Solar	Wind	Corp	Total
Revenue	**$62**	**$74**	**$0**	**$136**	**$63**	**$72**	**$0**	**$135**	**$337**	**$273**	**$0**	**$610**	**$378**	**$277**	**$0**	**$655**
Unrealized (gain) loss on commodity contract derivatives, net (a)	-	8	-	8	-	7	-	7	-	7	-	7	-	12	-	12
Amortization of favorable and unfavorable rate revenue contracts, net (b)	2	8	-	10	2	8	-	10	8	32	-	40	8	32	-	40
Other non-cash items (c)	(6)	-	-	(6)	(6)	-	-	(6)	(16)	-	-	(16)	(15)	-	-	(15)
Adjustment for asset sales	-	-	-	-	(6)	-	-	(6)	(15)	-	-	(15)	(53)	-	-	(53)
Adjusted revenues	**$58**	**$90**	**$0**	**$148**	**$53**	**$87**	**$0**	**$140**	**$314**	**$312**	**$0**	**$626**	**$318**	**$321**	**$0**	**$639**
Net income (loss)	**$3**	**($5)**	**($139)**	**($141)**	**($50)**	**($8)**	**($77)**	**($135)**	**$128**	**($50)**	**($311)**	**($233)**	**$25**	**($28)**	**($239)**	**($242)**
Interest expense, net	15	12	28	55	8	22	37	67	71	77	114	262	97	86	127	310
Income tax (benefit) expense	-	-	(18)	(18)	-	-	(3)	(3)	-	-	(23)	(23)	-	-	-	-
Depreciation, accretion and amortization expense (d)	29	42	-	71	27	48	1	76	117	168	2	287	123	159	2	284
Non-operating general and administrative expenses (e)	-	-	6	6	-	-	19	19	-	-	72	72	-	-	61	61
Stock-based compensation expense	-	-	10	10	-	-	2	2	-	-	17	17	-	-	6	6
Acquisition and related costs, including affiliate	-	-	27	27	-	-	-	-	-	-	27	27	-	-	3	3
Impairment charges	-	-	-	-	72	-	-	72	1	-	-	1	75	-	-	75
Loss on extinguishment of debt	-	3	78	81	-	-	1	1	-	3	78	81	-	-	1	1
Gain on sale of U.K. renewable energy facilities	-	-	-	-	-	-	-	-	(37)	-	-	(37)	-	-	-	-
Adjustment for asset sales	-	-	-	-	(1)	-	-	(1)	(10)	-	-	(10)	(37)	-	-	(37)
Other non-cash or non-operating items (f)	(1)	9	-	8	(8)	4	16	12	(9)	14	(6)	(1)	(13)	10	21	18
Adjusted EBITDA	**$46**	**$61**	**($8)**	**$99**	**$48**	**$66**	**($4)**	**$110**	**$261**	**$212**	**($30)**	**$443**	**$270**	**$227**	**($18)**	**$479**

(MILLIONS, EXCEPT AS NOTED)	Three Months Ended December 31, 2017				Three Months Ended December 31, 2016				Twelve Months Ended December 31, 2017				Twelve Months Ended December 31, 2016			
	Solar	Wind	Corp	Total	Solar	Wind	Corp	Total	Solar	Wind	Corp	Total	Solar	Wind	Corp	Total
Adjusted EBITDA	**$46**	**$61**	**($8)**	**$99**	**$48**	**$66**	**($4)**	**$110**	**$261**	**$212**	**($30)**	**$443**	**$270**	**$227**	**($18)**	**$479**
Management Fees	-	-	(3)	(3)	-	-	-	-	-	-	(3)	(3)	-	-	-	-
Interest payments (g)	(25)	(23)	(13)	(61)	(31)	(23)	(18)	(72)	(60)	(74)	(100)	(234)	(74)	(76)	(100)	(250)
Principal payments (h)	(17)	(17)	-	(34)	(19)	(15)	-	(34)	(46)	(53)	-	(99)	(41)	(51)	-	(92)
Cash distributions to non-controlling interests (i)	(4)	(3)	-	(7)	-	(4)	-	(4)	(14)	(16)	-	(30)	(6)	(17)	-	(23)
Sustaining capital expenditures	-	-	-	-	-	(2)	-	(2)	-	(8)	-	(8)	-	(9)	-	(9)
Adjustment for asset sales	-	-	-	-	8	-	-	8	-	-	-	-	18	-	-	18
Other (j)	1	1	-	2	1	-	-	1	8	11	-	19	9	12	8	29
Cash available for distribution (CAFD)	**$1**	**$19**	**($24)**	**($4)**	**$7**	**$22**	**($22)**	**$7**	**$149**	**$72**	**($133)**	**$88**	**$176**	**$86**	**($110)**	**$152**

23

Exhibit 99.2
TerraForm Power

Reconciliation of EPS to CAFD per Share for the Three and Twelve Months Ended December 31

	Three Months Ended December 31, 2017		Three Months Ended December 31, 2016		Twelve Months Ended December 31, 2017		Twelve Months Ended December 31, 2016	
(MILLIONS, EXCEPT AS NOTED)	Total	Total per share	Total	Total per share	Total	Total per share	Total	Total per share
Basic and diluted loss	**($113)**	**($0.82)**	**($86)**	**($0.94)**	**($171)**	**($1.65)**	**($134)**	**($1.47)**
Accretion of redeemable non-controlling interest	-	0.00	(4)	(0.04)	(7)	(0.06)	(4)	(0.04)
Net loss attributable to Class A common stockholders	**($113)**	**($0.82)**	**($82)**	**($0.90)**	**($164)**	**($1.58)**	**($130)**	**($1.43)**
Net income attributable to redeemable non-controlling interests	7	0.05	(2)	(0.02)	(11)	(0.10)	(18)	(0.20)
Net loss attributable to non-controlling interests	21	0.15	55	0.60	80	0.77	130	1.43
Net income (loss)	**($141)**	**($1.02)**	**($135)**	**($1.48)**	**($233)**	**($2.24)**	**($242)**	**($2.66)**
Interest expense, net	55	0.40	67	0.73	262	2.52	310	3.41
Income tax (benefit) expense	(18)	(0.13)	(3)	(0.03)	(23)	(0.22)	-	0.00
Depreciation, accretion and amortization expense (d)	71	0.51	76	0.83	287	2.76	284	3.13
Non-operating general and administrative expenses (e)	6	0.04	19	0.21	72	0.69	61	0.67
Stock-based compensation expense	10	0.07	2	0.02	17	0.16	6	0.07
Acquisition and related costs, including affiliate	27	0.21	-	0.00	27	0.26	3	0.03
Impairment charges	-	0.00	72	0.79	1	0.01	75	0.83
Loss on extinguishment of debt	81	0.59	1	0.01	81	0.78	1	0.01
Gain on sale of U.K. renewable energy facilities	-	0.00	-	0.00	(37)	(0.36)	-	0.00
Adjustment for asset sales	-	0.00	(1)	(0.01)	(10)	(0.10)	(37)	(0.41)
Other non-cash or non-operating items (f)	8	0.06	12	0.13	(1)	(0.01)	18	0.19
Adjusted EBITDA	**$99**	**$0.72**	**$110**	**$1.20**	**$443**	**$4.27**	**$479**	**$5.27**

	Three Months Ended December 31, 2017		Three Months Ended December 31, 2016		Twelve Months Ended December 31, 2017		Twelve Months Ended December 31, 2016	
(MILLIONS, EXCEPT AS NOTED)	Total	Total per share	Total	Total per share	Total	Total per share	Total	Total per share
Adjusted EBITDA	**$99**	**$0.72**	**$110**	**$1.20**	**$443**	**$4.27**	**$479**	**$5.27**
Management Fees	(3)	(0.02)	-	0.00	(3)	(0.03)	-	0.00
Interest payments (g)	(61)	(0.44)	(72)	(0.79)	(234)	(2.25)	(250)	(2.75)
Principal payments (h)	(34)	(0.25)	(34)	(0.37)	(99)	(0.95)	(92)	(1.01)
Cash distributions to non-controlling interests (i)	(7)	(0.05)	(4)	(0.04)	(30)	(0.29)	(23)	(0.25)
Sustaining capital expenditures	-	0.00	(2)	(0.02)	(8)	(0.08)	(9)	(0.10)
Adjustment for asset sales	-	0.00	8	0.09	-	0.00	18	0.20
Other (j)	2	0.01	1	0.01	19	0.18	29	0.32
Impact of shares variances betwee EPS and CAFD per share calculation		0.00		(0.03)		(0.25)		(0.59)
Cash available for distribution (CAFD)	**($4)**	**($0.03)**	**$7**	**$0.05**	**$88**	**$0.59**	**$152**	**$1.08**

24

Reconciliation of Non-GAAP Measures for the Three and Twelve Months Ended December 31

Exhibit 99.2

a) Represents unrealized loss on commodity contracts associated with energy derivative contracts that are for accounting purposes whereby the change in fair value is recorded in operating revenues, net. The amounts added back represent changes in the value of the energy derivative related to future operating periods, and are expected to have little or no net economic impact since the change in value is expected to be largely offset by changes in value of the underlying energy sale in the spot or day-ahead market.

b) Represents net amortization of purchase accounting related intangibles arising from past business combinations related to favorable and unfavorable rate revenue contracts.

c) Primarily represents recognized deferred revenue related to the upfront sale of investment tax credits.

d) Includes reductions (increases) within operating revenues due to net amortization of favorable and unfavorable rate revenue contracts as detailed in the reconciliation of Adjusted Revenue.

e) Pursuant to the management services agreement, SunEdison agreed to provide or arrange for other service providers to provide management and administrative services to us. In the three and twelve months ended December 31, 2016 we accrued $0.4 million and $8.8 million, respectively, of routine G&A services provided or arranged by SunEdison under the Management Services Agreement that were not reimbursed by TerraForm Power and were treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA. In addition, non-operating items and other items incurred directly by TerraForm Power that we do not consider indicative of our core business operations are treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA. These items include extraordinary costs and expenses related primarily to restructuring, legal, advisory and contractor fees associated with the bankruptcy of SunEdison and certain of its affiliates (the "SunEdison bankruptcy") and investment banking, legal, third party diligence and advisory fees associated with the Brookfield transaction, dispositions and financings. The Company's normal general and administrative expenses, paid by Terraform Power, are the amounts shown below and were not added back in the reconciliation of net income (loss) to Adjusted EBITDA:

4Q 2017	4Q 2016	2017	2016
8 M	5 M	30 M	20 M

f) Represents other non-cash items as detailed in the reconciliation of Adjusted Revenue and associated footnote and certain other items that we believe are not representative of our core business or future operating performance, including but not limited to: loss (gain) on FX, unrealized loss on commodity contracts, and loss on investments and receivables with affiliate.

g) Represents project-level and other interest payments and interest income attributed to normal operations. The reconciliation from Interest expense, net as shown on the Consolidated Statement of Operations to Interest payments applicable to CAFD is as follows:

$ in millions	2017	2016
Interest expense, net	**($262)**	**($310)**
Amortization of deferred financing costs and debt discounts	24	24
Unrealized loss on U.K. interest rate swaps	2	24
Changes in accrued interest and other non-cash	(23)	7
2018 scheduled senior note interest payment made at time of refinancing	22	0
Special interest on corporate bonds related to August 2016 waiver agreements	7	5
Portfolio term loan extension fee recorded to unamortized discount, net	(4)	0
Interest payments	**($234)**	**($250)**

25

Reconciliation of Non-GAAP Measures for the Three and Twelve Months Ended December 31 (Continued)

Exhibit 99.2

h) Represents project-level and other principal debt payments to the extent paid from operating cash. The reconciliation from Principal payments on non-recourse long-term debt as shown on the Consolidated Statement of Cash Flows to Principal payments applicable to CAFD is as follows:

$ in millions	2017	2016
Principal payments on non-recourse long-term debt	**($569)**	**($156)**
Blackhawk repayment of construction loan by SunEdison	-	38
CAP prepayment using EPC settlement proceeds	5	-
Portfolio term loan repayment	467	24
Rattlesnake Q4 payment made Jan 2018	(2)	0
Other, net	(0)	2
Principal payments	**($99)**	**($92)**

i) Represents cash distributions paid to non-controlling interests in our renewable energy facilities. The reconciliation from Distributions to non-controlling interests as shown on the Consolidated Statement of Cash Flows to Cash distributions to non-controlling interests, net for the years ended December 31, 2017 and 2016 is as follows:

$ in millions	2017	2016
Distributions to non-controlling interests	**($31)**	**($24)**
California Ridge payment to non-controlling interests related to maintenance reserve release	1	-
Other, net	-	1
Cash distributions to non-controlling interests, net	**($30)**	**($23)**

j) Represents other cash flows as determined by management to be representative of normal operations including, but not limited to, wind plant "pay as you go" contributions received from tax equity partners, interconnection upgrade reimbursements, major maintenance reserve releases or (additions), releases or (postings) of collateral held by counterparties of energy market hedges for certain wind plants, and a cash contribution received in 2016 from SunEdison under the Interest Payment Agreement.

26

27 Calculation and Use of Non-GAAP Measures Adjusted Revenue, Adjusted EBITDA and CAFD are supplemental non-GAAP measures that should not be viewed as alternatives to GAAP measures of performance, including revenue, net income (loss), operating income or net cash provided by operating activities. Our definitions and calculation of these non-GAAP measures may not necessarily be the same as those used by other companies. These non-GAAP measures have certain limitations, which are described below, and they should not be considered in isolation. We encourage you to review, and evaluate the basis for, each of the adjustments made to arrive at Adjusted Revenue, Adjusted EBITDA and CAFD. Calculation of Non-GAAP Measures We define adjusted revenue as operating revenues, net, adjusted for non-cash items including unrealized gain/loss on derivatives, amortization of favorable and unfavorable rate revenue contracts, net and other non-cash revenue items. We define adjusted EBITDA as net income (loss) plus depreciation, accretion and amortization, non-cash general and administrative costs, interest expense, income tax (benefit) expense, acquisition related expenses, and certain other non-cash charges, unusual or non-recurring items and other items that we believe are not representative of our core business or future operating performance. We define “cash available for distribution” or “CAFD” as adjusted EBITDA (i) minus cash distributions paid to non-controlling interests in our renewable energy facilities, if any, (ii) minus annualized scheduled interest and project level amortization payments in accordance with the related borrowing arrangements, (iii) minus average annual sustaining capital expenditures (based on the long-sustaining capital expenditure plans) which are recurring in nature and used to maintain the reliability and efficiency of our power generating assets over our long-term investment horizon, (iv) plus or minus operating items as necessary to present the cash flows we deem representative of our core business operations. As compared to the preceding period, we revised our definition of CAFD to (i) exclude adjustments related to deposits into and withdrawals from restricted cash accounts, required by project financing arrangements, (ii) replace sustaining capital expenditures payment made in the year with the average annualized long-term sustaining capital expenditures to maintain reliability and efficiency of our assets, and (iii) annualized debt service payments. We revised our definition as we believe it provides a more meaningful measure for investors to evaluate our financial and operating performance and ability to pay dividends. For items presented on an annualized basis, we will present actual cash payments as a proxy for an annualized number until the period commencing January 1, 2018. Furthermore, to provide investors with the most appropriate measures to assess the financial and operating performance of our existing fleet and the ability to pay dividends in the future, we have excluded results associated with our UK solar and Residential portfolios, which were sold in 2017, from adjusted revenue, EBITDA and CAFD reported for all periods. Use of Non-GAAP Measures We disclose Adjusted Revenue because it presents the component of operating revenue that relates to energy production from our plants, and is, therefore, useful to investors and other stakeholders in evaluating performance of our renewable energy assets and comparing that performance across periods in each case without regard to non-cash revenue items. We disclose Adjusted EBITDA because we believe it is useful to investors and other stakeholders as a measure of financial and operating performance and debt service capabilities. We believe Adjusted EBITDA provides an additional tool to investors and securities analysts to compare our performance across periods and among us and our peer companies without regard to interest expense, taxes and depreciation and amortization. Adjusted EBITDA has certain limitations, including that it: (i) does not reflect cash expenditures or future requirements for capital expenditures or contractual liabilities or future working capital needs, (ii) does not reflect the significant interest expenses that we expect to incur or any income tax payments that we may incur, and (iii) does not reflect depreciation and amortization and, although these charges are non-cash, the assets to which they relate may need to be replaced in the future, and (iv) does not take into account any cash expenditures required to replace those assets. Adjusted EBITDA also includes adjustments for goodwill impairment charges, gains and losses on derivatives and foreign currency swaps, acquisition related costs and items we believe are infrequent, unusual or non-recurring, including adjustments for general and administrative expenses we have incurred as a result of the SunEdison bankruptcy. We disclose CAFD because we believe cash available for distribution is useful to investors in evaluating our operating performance and because securities analysts and other stakeholders analyze CAFD as a measure of our financial and operating performance and our ability to pay dividends. CAFD is not a measure of liquidity or profitability, nor is it indicative of the funds needed by us to operate our business. CAFD has certain limitations, such as the fact that CAFD includes all of the adjustments and exclusions made to Adjusted EBITDA described above. The adjustments made to Adjusted EBITDA and CAFD for infrequent, unusual or non-recurring items and items that we do not believe are representative of our core business involve the application of management judgment, and the presentation of Adjusted EBITDA and CAFD should not be construed to infer that our future results will be unaffected by infrequent, non-operating, unusual or non-recurring items. In addition, these measures are used by our management for internal planning purposes, including for certain aspects of our consolidated operating budget, as well as evaluating the attractiveness of investments and acquisitions. We believe these Non-GAAP measures are useful as a planning tool because it allows our management to compare performance across periods on a consistent basis in order to more easily view and evaluate operating and performance trends and as a means of forecasting operating and financial performance and comparing actual performance to forecasted expectations. For these reasons, we also believe these Non-GAAP measures are also useful for communicating with investors and other stakeholders.

NASDAQ: TERP http://www.terraformpower.com 28